                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                     /X/
Filed by a Party other than the Registrant                  / /

Check the appropriate box:

/ /     Preliminary Proxy Statement

/ / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

/X/     Definitive Proxy Statement

/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                          ENDOCARDIAL SOLUTIONS, INC.
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:
               ________________________

        (2)    Aggregate number of securities to which transaction applies:
                ________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________

        (4)    Proposed maximum aggregate value of transaction: _____________

        (5)    Total fee paid: ________________________

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid: ________________________

        (2)    Form, Schedule or Registration Statement No.:  _______________

        (3)    Filing Party:  ________________________

        (4)    Date Filed:  ________________________

                           ENDOCARDIAL SOLUTIONS, INC.
                           1350 ENERGY LANE, SUITE 110
                            ST. PAUL, MINNESOTA 55108

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1999


TO THE STOCKHOLDERS OF ENDOCARDIAL SOLUTIONS, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Endocardial Solutions, Inc. (the "Company") will be held on Thursday, May 27, 1999 at 9:00 a.m., local time, at the IDS Center (50th Floor), located at 701 Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

         (1) To elect two directors to serve for three-year terms or until their respective successors are elected and qualify;

         (2) To approve an amendment to the Company's 1993 Long-Term Incentive and Stock Option Plan to increase the number of shares authorized for issuance under the plan; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of the Company's Common Stock as of the close of business on April 19, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                            By Order of the Board of Directors,

                                            James W. Bullock
                                            Secretary

April 26, 1999

                           ENDOCARDIAL SOLUTIONS, INC.
                           1350 ENERGY LANE, SUITE 110
                            ST. PAUL, MINNESOTA 55108

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                               -------------------

                                  MAY 27, 1999

         This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Endocardial Solutions, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 27, 1999 at 9:00 a.m., local time, at the IDS Center (50th Floor), located at 701 Marquette Avenue, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 26, 1999.

         Only stockholders of record of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the close of business on April 19, 1999 will be entitled to vote at the Annual Meeting. As of that date, a total of 9,046,000 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

         Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, and FOR the amendment of the Company's 1993 Long-Term
Incentive and Stock Option Plan. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

         If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         The Board of Directors of the Company do not presently know of any matters to be presented for consideration at the Annual Meeting of Stockholders other than the matters described in the Notice of Annual Meeting of Stockholders mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment to the extent provided under federal securities laws. The proxy confers discretionary authority to vote with respect to matters not properly presented by a stockholder in accordance with the Company's Bylaws.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Board of Directors of the Company is composed of six members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Robert G. Hauser, M.D. and Steven R. LaPorte are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Messrs. Hauser and LaPorte for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. James E. Daverman and Ronald H. Kase serve in the class whose term expires in 2000, and Graydon E. Beatty and James W. Bullock serve in the class whose term expires in 2001. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

         The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Messrs. Hauser and LaPorte unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

         Information concerning the incumbent directors is set forth below.


--------------------------------------------------------------------------------

Robert G. Hauser, M.D.     Robert G. Hauser, M.D., 59 years old, has been a
(Nominee with new term     Director of the Company since October 1995. Dr.
expiring in 2002)          Hauser has been a cardiologist at the Minneapolis
                           Heart Institute since September 1992, and has served
                           as Executive Director since July 1994 and President
                           since February 1997. Dr. Hauser served as President
                           of the Cardiovascular Services Division of Abbott
                           Northwestern Hospital from May 1995 until November
                           1996. From 1988 to July 1992, Dr. Hauser served as
                           President and Chief Executive Officer of Cardiac
                           Pacemakers, Inc., a cardiovascular device company.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Steven R. LaPorte          Steven R. LaPorte, 48 years old, has been a Director
(Nominee with new term     of the Company since September 1996. Mr. LaPorte has
expiring in 2002)          served as Vice President and General Manager of
                           Medtronic CardioRhythm, an affiliate of Medtronic,
                           Inc., since January 1994. From 1989 to January 1994,
                           Mr. LaPorte served as Vice President of Operations
                           for the Neurological Division of Medtronic, and from
                           1979 to 1989, as a project manager and then Director
                           of the Corporate Information Services division of
                           Medtronic. Mr. LaPorte serves on the Board of
                           Directors as a representative of Medtronic pursuant
                           to the terms of an Investment Agreement dated April
                           26, 1996.
--------------------------------------------------------------------------------

James E. Daverman          James E. Daverman, 49 years old, has been a Director
(Term expires in 2000)     of the Company since July 1994. Mr. Daverman has
                           served as a Managing General Partner and is a founder
                           of Marquette Venture Partners, a venture capital
                           investment firm, since January 1987. Mr. Daverman is
                           a director of CollaGenex Pharmaceuticals, Inc., a
                           pharmaceutical company.
--------------------------------------------------------------------------------

Ronald H. Kase             Ronald H. Kase, 40 years old, has been a Director of
(Term expires in 2000)     the Company since March 1993. Mr. Kase joined New
                           Enterprise Associates, a venture capital investment
                           firm, in January 1991 and became a general partner in
                           May 1995. Mr. Kase is a limited partner of NEA
                           Partners V, Limited Partnership. Mr. Kase also serves
                           as a director of several privately held health care
                           companies.
--------------------------------------------------------------------------------

Graydon E. Beatty          Graydon E. Beatty, 42 years old, is a founder of the
(Term expires in 2001)     Company and has been Chief Technical Officer of the
                           Company since May 1995 and a Director since August
                           1992. Since the Company's inception in May 1992, Mr.
                           Beatty has served in several technical
--------------------------------------------------------------------------------

                                      2


--------------------------------------------------------------------------------
                           and management positions. In addition, from May 1992
                           until December 1993, Mr. Beatty served as a
                           consultant with GMN Consulting, an engineering
                           consulting firm, and as a consulting engineer of
                           AngeMed, a division of Angeion Corp., a cardiovascular
                           device company, from February 1992 to September 1992.
                           Mr. Beatty was Senior Development Engineer of
                           Bio-Medical Design Group, Inc., an electrophysiology
                           system developer, from December 1991 to May 1992.
                           From 1989 to December 1991, Mr. Beatty served as
                           Principal Research Engineer at Cardiac Pacemakers,
                           Inc., a cardiovascular device company.
--------------------------------------------------------------------------------

James W. Bullock           James W. Bullock, 42 years old, has been President,
(Term expires in 2001)     Chief Executive Officer and a Director of the Company
                           since May 1994. In addition, Mr. Bullock served as
                           the Chief Financial Officer of the Company from May
                           1994 until May 1996. From April 1992 until joining
                           the Company, Mr. Bullock served as President and
                           Chief Operating Officer of Stuart Medical, Inc., a
                           cardiac monitoring start-up company. From April 1990
                           to April 1992, Mr. Bullock served as Vice President
                           of Sales and Marketing of the Stackhouse Division of
                           Bird Medical Technologies, a medical device company.
                           From 1978 to 1990, Mr. Bullock served in a variety of
                           marketing and sales management positions, most
                           recently as Vice President of Sales, for the
                           Pharmaseal Division of Baxter International Inc., a
                           medical products company. Mr. Bullock serves as a
                           director of XRT Corp., a manufacturer of x-ray
                           catheters.
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. HAUSER AND LAPORTE AS DIRECTORS OF THE COMPANY.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the 1998 fiscal year, the Board of Directors held five meetings. Each director holding office during the fiscal year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

         The Board of Directors has an Audit Committee comprised in 1998 of Messrs. Daverman and Kase. The Audit Committee reviews the scope, results and costs of the audit with the Company's independent accountants, reviews the Company's significant accounting policies and internal controls and reports the results of its review to the full Board of Directors and to management. The Audit Committee held one meeting during the 1998 fiscal year.

         The Board of Directors has a Compensation Committee comprised in 1998 of Messrs. Daverman and Kase. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board of Directors, and administers the Company's stock option plans. The Compensation Committee held three meetings during the 1998 fiscal year.

COMPENSATION OF DIRECTORS

         Each Director is reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Non-employee Directors are eligible to participate in the Company's Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for an automatic grant of nonqualified stock options to purchase 10,000 shares of Common Stock to non-employee Directors of the Company on the date such individuals become directors of the Company (the "Initial Grant"), and an option to purchase 5,000 shares of Common Stock on each subsequent annual stockholder meeting date, subject to certain limitations. Options granted in connection with the Initial Grant vest and become exercisable as to one-third of such shares on the date of such Initial Grant and one-third at each of the next two anniversary dates thereafter if the holder remains a director on such dates. Options granted on the date of each subsequent annual meeting of stockholders become exercisable six months subsequent to the date of grant. Directors who are also employees of the Company are not separately compensated for any services provided as a director.

                                EXECUTIVE OFFICERS

         The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors. Set forth below are the names, ages and positions of the executive officers and certain key personnel of the Company.

Name                            Age       Position
----                            ---       --------
James W. Bullock                42        President, Chief Executive Officer and Director
Leota L. Pearson                40        Vice President, Finance and Chief Financial Officer
Frank J. Callaghan              45        Vice President, Research and Development
Richard J. Omilanowicz          46        Vice President, Manufacturing
Michael D. Dale                 39        Vice President, Worldwide Sales
Andrew K. Balo                  51        Vice President of Regulatory, Clinical Affairs
                                            and Quality Assurance
Graydon E. Beatty               42        Chief Technical Officer and Director
Patrick J. Wethington           30        Director of Marketing

         Information concerning the business experience of Messrs. Bullock and Beatty is provided in "Proposal One: Election of Directors." Set forth below is a description of the background of the other executive officers.

         LEOTA L. PEARSON has been Vice President Finance and Chief Financial Officer since January 1999. In addition, Ms. Pearson served as Controller of the Company from July 1994 to January 1999. From November 1993 until joining the Company, Ms. Pearson served as Controller of General Litho Services, Inc., a printing company. Ms. Pearson completed her MBA in June 1993. From 1983 to May 1990, Ms. Pearson served as Controller of Orthomet, Inc., a manufacturer and distributor of orthopedic devices. Ms. Pearson is a Certified Public Accountant.

         FRANK J. CALLAGHAN has been Vice President of Research and Development of the Company since November 1995. From 1987 until joining the Company, Mr. Callaghan served as a Director of Research and Development at Telectronics Pacing Systems, Inc., a manufacturer of cardiac rhythm management devices. From 1983 to 1987 Mr. Callaghan served in several capacities, including Manager, Systems Technology, at Cordis Corporation, a manufacturer of angiographic and implantable devices.

         RICHARD J. OMILANOWICZ has been Vice President of Manufacturing of the Company since November 1994. From May 1993 until joining the Company, Mr. Omilanowicz served as General Manager of McKechnie Plastic Components, a custom injection molding company. From 1980 to May 1993, Mr. Omilanowicz served in several capacities at the Pharmaseal Division of Baxter International Inc., most recently as Director of Research, Development and Engineering.

         MICHAEL D. DALE has been Vice President of Worldwide Sales since December 1998. From October 1996 until just prior to joining the Company, Mr. Dale served as Vice President of Global Sales for Cyberonics, Inc., and additionally as Managing Director of their international subsidiary, Cyberonics Europe, S.A. Cyberonics is a medical device company which produces an implantable pulse generator for stimulation of the vagus nerve for the treatment of epilepsy. From July 1988 until October 1996, Mr. Dale served with St. Jude Medical, Inc., the worlds leading supplier of prosthetic heart valves, in a variety of sales and marketing positions. Most recently, Mr. Dale served as the Business Unit Director for St. Jude Medical Europe. Prior to St. Jude Medical, Mr. Dale worked for the Edwards Laboratories Division of American Hospital Supply, subsequently Baxter, Inc., as a sales representative for their critical care and heart valve related products from June 1983 until July 1988.

         ANDREW K. BALO has been Vice President of Regulatory, Clinical Affairs and Quality Assurance of the Company since October 1997. From September 1995 until joining the Company, Mr. Balo served as Vice President, Regulatory/Clinical/Technical Services at Pacesetter, Cardiac Rhythm Management Division of St. Jude Medical, Inc. From July 1992 to September 1995, Mr. Balo served as Vice President Regulatory/Clinical/Quality of St. Jude Medical, a manufacturer of mechanical and tissue heart valves. From 1978 to 1992, Mr. Balo served in a variety of regulatory, clinical and quality management positions, most recently as Vice President of Regulatory and Quality for the Operating Room Division of Baxter International, Inc., a medical products company.

         PATRICK J. WETHINGTON has been Director of Marketing of the Company since November 1996. From March 1994 to October 1996, Mr. Wethington was the marketing manager for tachycardia products for Guidant/CPI's implantable cardioverter defibrillator pulse generator and endocardial lead business. From June 1992 to March 1994, Mr. Wethington served as a field clinical representative for Guidant/CPI's cardiac rhythm management products. From September 1990 to June 1992, Mr. Wethington served as a sales and marketing consultant for several businesses, including 3M, Dayton Hudson Corp. and Synet Service Corporation.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during each of the last three fiscal years by the Company's Chief Executive Officer and the other most highly compensated executive officers whose salary and bonus earned in 1998 exceeded $100,000.

                             SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   OMPENSATION
                                                       ANNUAL COMPENSATION           AWARDS

                                                                                   SECURITIES
                                          FISCAL                                   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR        SALARY         BONUS       OPTIONS(#)(1)    COMPENSATION
--------------------------------------   --------   ------------   -----------    -------------   --------------

James W. Bullock,                          1998     $    190,000   $    43,130           75,000               --
President and Chief Executive              1997          185,577        30,000           50,000               --
Officer and Director                       1996          180,000        20,000           70,000               --

Frank J. Callaghan,                        1998     $    140,830   $    18,844           15,000               --
Vice President, Research                   1997          126,000            --           10,000               --
and Development                            1996          120,000         7,698           10,000       $   50,735(2)

Richard J. Omilanowicz,                    1998     $    140,000   $     8,844               --               --
Vice President, Manufacturing              1997          128,446            --           10,000               --
                                           1996          119,954            --           12,500               --

Andrew K. Balo,                            1998     $    140,000   $    54,000           50,000       $   23,321(2)
Vice President, Regulatory, Clinical       1997           21,538            --           60,000           89,781(2)
Affairs and Quality Assurance (3)

Graydon E. Beatty,                         1998     $    122,115   $    12,370           15,000               --
Chief Technical Officer                    1997          110,000            --               --               --
and Director                               1996          110,000            --               --               --

----------------
(1) Represents options granted pursuant to the Company's 1993 Long-Term Incentive and Stock Option Plan (the "Stock Option Plan").

(2)      Represents reimbursement of relocation expenses.

(3)      Mr. Balo joined the Company in October 1997.
STOCK OPTIONS

         The following table summarizes stock options granted to the executive officers named in the Summary Compensation Table above during the Company's fiscal year ended December 31, 1998.

                                         OPTION GRANTS IN FISCAL YEAR 1998

                                                INDIVIDUAL GRANTS(1)

                                               % OF TOTAL      EXERCISE     EXPIRA-       POTENTIAL REALIZABLE
                                NUMBER OF        OPTIONS       PRICE PER     TION           VALUE AT ASSUMED
                                SECURITIES     GRANTED TO                                 ANNUAL RATES OF STOCK
                                UNDERLYING      EMPLOYEES                                 PRICE APPRECIATION FOR
                                 OPTIONS        IN FISCAL                                      OPTION TERM(4)
                                                                                        ------------------------
NAME                             GRANTED         YEAR(2)       SHARE(3)       DATE         5%           10%
----------------------------   ------------   -------------   ----------   ----------   ---------   ------------
James W. Bullock............         75,000            33.4%     $ 10.50     07/13/08   $ 495,255   $  1,255,072

Frank J. Callaghan..........         15,000             6.7        10.50     07/13/08      99,051        251,014

Richard J. Omilanowicz......             --              --           --           --          --             --

Andrew K. Balo..............         50,000            22.3         8.25     12/08/08     259,419        657,419

Graydon E. Beatty...........         15,000             6.7        10.50     07/13/08      99,051        251,014

---------------
(1) Each option represents the right to purchase one share of Common Stock. The options shown in this column are all incentive stock options granted pursuant to the Stock Option Plan. The options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time. To the extent not already exercisable, the options generally become exercisable in the event of a change of control of the Company.

(2) In 1998, the Company granted employees options to purchase an aggregate of 224,500 shares of Common Stock.

(3) The exercise price may be paid in cash, or in the case of Mr. Bullock, in cash, by promissory note or in shares of Common Stock with a market value as of the date of grant equal to the exercise price or a combination of any of the above.

(4) The compounding assumes a ten year exercise period for all options grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

         The following table sets forth certain information concerning options to purchase Common Stock exercised by the executive officers named in the Summary Compensation Table above during fiscal year 1998 and the number and value of unexercised stock options held by such officers as of December 31, 1998.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
              VALUE OF OPTIONS HELD AT DECEMBER 31, 1998

                             SHARES                    NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                            ACQUIRED     VALUE           OPTIONS HELD AT            IN-THE-MONEY OPTIONS HELD
                              ON        REALIZED        DECEMBER 31, 1998            AT DECEMBER 31, 1998 (1)
NAME                        EXERCISE                EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------  -----------   --------    -----------   --------------   -----------   ----------------
James W. Bullock........           --         --       245,208          139,792   $ 2,118,504    $       279,896

Frank J. Callaghan......       10,000   $132,850        43,542           41,458       374,135            158,865

Richard J. Omilanowicz..           --         --        55,992           21,008       485,899             99,171

Andrew K. Balo..........           --         --        16,250           93,750             0             87,500

Graydon E. Beatty.......           --         --        25,000           15,000       245,000                  0

---------------

(1) "Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq National Market System on December 31, 1998 ($10.00) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also is responsible for the administration of the Company's Stock Option Plan. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 1998.

         GENERAL COMPENSATION POLICY. The Company is committed to attracting, hiring and retaining an experienced management team that can successfully develop and manufacture the Company's products, penetrate target markets and develop new products. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and long-term stockholder interest, as well as the officers' personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon Company performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon specific corporate and individual milestones; and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

         BASE SALARY. The base salary is established as a result of the Compensation Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are also based on experience level and are intended to be competitive with median salaries paid to comparable executives in similar positions at other medical device companies of comparable size.

         BONUS AWARDS FOR FISCAL 1998. In conjunction with the 1998 bonus pool, the Compensation Committee established certain performance objectives, including corporate goals, which, when met, would result in bonus payments to employees, including executive officers. In early 1999, the Committee approved bonuses for executive officers and employees for recognition of established objectives.

         LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Stock options are generally granted to executive officers at the time they are elected. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time.

         CEO COMPENSATION. The Compensation Committee's determination of the Chief Executive Officer's salary, bonus and stock option grants follow the policies set forth above for all executive compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size, and a bonus contingent upon specific corporate objectives. In addition, a significant percentage of the total compensation package is contingent upon the Company's performance and stock price appreciation.

         During 1998, Mr. Bullock received an incentive stock option grant of 75,000 shares. In addition, a bonus of $43,130 was paid during 1998 based upon the accomplishment of specific milestones. These stock and bonus awards reflected the Compensation Committee's judgment as to Mr. Bullock's individual performance and the overall performance of the Company in completing its EnSite 3000-TM- System for European commercialization and two U.S. clinical trial submissions. The Committee also believes that stock options granted to Mr. Bullock to date provide a significant and appropriate tie between overall compensation and the performance of the Company over the long term.

         COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under the Stock Option Plan will meet the requirements for qualifying as performance-based.

         Section 162(m) of the Code did not affect the deductibility of compensation paid to the Company's executive officers in 1998 and is not anticipated to affect the deductibility of such compensation expected to be paid in 1999. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

                                  RONALD H. KASE and
                                  JAMES E. DAVERMAN

                                  The Members of the Compensation Committee of the Board of Directors

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Ronald H. Kase and James
E. Daverman. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market Index and the Standard & Poor's Health Care Index, assuming the investment of $100 in the Common Stock and each index on March 19, 1997 (the date the Common Stock began trading) and the reinvestment of dividends, if any.

                                                         3/19/97           12/31/97           12/31/98
                                                         -------           --------           --------
Endocardial Solutions, Inc. . . . . . . . . . . .   $      100        $       113        $       111

Nasdaq Stock Market Index . . . . . . . . . . . .          100                121                170

Standard & Poor's Health Care Index . . . . . . .          100                128                184

                              CERTAIN TRANSACTIONS

         In January 1998, the Company signed a license agreement (the "License Agreement") with Medtronic, Inc. that gives the Company exclusive use of 3D intracardiac location technology for its EnSite 3000-TM- System. In connection with the License Agreement, the Company issued to Medtronic an immediately exercisable warrant to purchase 447,554 shares of the Common Stock, and agreed to issue in the future an additional warrant, subject to certain conditions and contingencies, to purchase 223,777 shares of Common Stock. In connection with execution of the License Agreement, the Company also granted Medtronic certain demand and piggy-back registration rights with respect to the shares obtained on exercise of the warrants.

         In February 1999, the Company entered into a $7,000,000 note agreement with Medtronic. Under the agreement, the Company received $3,500,000 in February 1999 and has the option to receive an additional $3,500,000 upon the Company providing a written request to Medtronic on or before December 31, 1999. The note bears interest at 8%. Accrued interest on the note is payable on a quarterly basis. Any borrowings under the note are due on the earlier of the following: (i) the closing of any financing from which the Company receives net proceeds of at least $20,000,000; (ii) a change of control; or (iii) February 2, 2001. Medtronic also received a warrant to purchase shares of the Company's common stock. The number of shares Medtronic can purchase is based upon the amount outstanding under the note agreement, plus any accrued interest, divided by the exercise price, which as of the note agreement date was $10.08. The warrant may be exercised only immediately before a change of control in the Company if there remains an amount outstanding under the note agreement, or upon an event of default by the Company. Medtronic may exercise the warrant by either converting any outstanding amounts due under the note agreement or paying cash for the shares of common stock acquired.

         Medtronic currently owns 1,736,510 shares of Common Stock of the Company, which represents approximately 19.3% of the Company's outstanding Common Stock, as well as warrants which are currently exercisable for an additional 447,554 shares. Mr. LaPorte, a Director of the Company, is Vice President and General Manager of Medtronic CardioRhythm, an affiliate of Medtronic. Mr. LaPorte serves on the Board of Directors as a representative of Medtronic, pursuant to the terms of an Investment Agreement dated April 26, 1996.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                                NUMBER OF SHARES         PERCENTAGE OF
                                                                  BENEFICIALLY            OUTSTANDING
                                                                   OWNED (1)                SHARES
                                                                ----------------         -------------
Medtronic Asset Management, Inc. (2)........................         2,184,064                 23.1%
   7000 Central Avenue NE
   Minneapolis, MN 55432

Marquette Venture Partners II, L.P. (3).....................           735,293                  8.2
   520 Lake Cook Road, Suite 450
   Deerfield, IL 60015

Interactive Research Advisors, Inc. (4).....................           527,500                  5.9
   101 Park Center Plaza
   Suite 1300
   San Jose, CA 95113

Sprout Capital VI, L.P. (5).................................           482,347                  5.4
   3000 Sand Hill Road
   Building 4, Suite 270
   Menlo Park, CA 94025-7114

James E. Daverman (6).......................................           746,960                  8.3

James W. Bullock (7)........................................           266,770                  2.9

Graydon E. Beatty  (8)......................................           237,500                  2.6

Richard J. Omilanowicz (9)..................................            63,771                    *

Frank J. Callaghan (10).....................................            55,729                    *

Robert G. Hauser, M.D. (11).................................            38,667                    *

Andrew K. Balo (12).........................................            20,000                    *

Ronald H. Kase (13).........................................            13,773                    *

Steven R. LaPorte (14)......................................            11,667                    *

All executive officers and directors........................         1,491,149                 15.6
   as a group (11 persons) (15)

-----------------
 *  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Includes 447,554 shares issuable pursuant to a currently exercisable warrant.

(3)      Includes 20,425 shares held by MVP II Affiliates Fund, L.P.

(4) Disclosure is made in reliance upon a statement on Schedule 13G, dated as of February 12, 1999, filed with the Securities and Exchange Commission.

(5)      Includes 65,986 shares held by DLJ Capital Corporation.

(6) Includes 735,293 shares beneficially owned by Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. with respect to which Mr. Daverman has voting and investment power. See Note 3 above. Mr. Daverman is a Managing General Partner of Marquette Venture Partners. Mr. Daverman disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. Includes 11,667 shares issuable pursuant to Currently Exercisable Options.

(7)      Represents shares issuable pursuant to Currently Exercisable Options.

(8)      Includes 27,500 shares issuable pursuant to Currently Exercisable
         Options.

(9)      Includes 60,771 shares issuable pursuant to Currently Exercisable
         Options.

(10)     Includes 50,729 shares issuable pursuant to Currently Exercisable
         Options.

(11)     Includes 36,667 shares issuable pursuant to Currently Exercisable
         Options.

(12)     Represents shares issuable pursuant to Currently Exercisable Options.

(13)     Includes 11,667 issuable pursuant to Currently Exercisable Options.

(14) Includes 11,667 shares issuable pursuant to Currently Exercisable Options. Excludes shares beneficially owned by Medtronic Asset Management, Inc. Mr. LaPorte is Vice President and General Manager of Medtronic CardioRhythm, an affiliate of Medtronic. Mr. LaPorte has no voting or investment power over these shares and disclaims beneficial ownership of these shares.

(15)     See Notes 6 to 14 above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that statements of changes in beneficial ownership on Form 4 were not timely filed by Graydon E. Beatty to reflect a sale of 5,000 shares of Common Stock in March 1998, and by Robert G. Hauser to reflect a purchase of 2,000 shares of Common Stock in August 1998, and an annual statement of changes in beneficial ownership on Form 5 was not timely filed by James W. Bullock to reflect his June 1977 stock option grant, but such information was subsequently reported.

                         PROPOSAL TWO: AMENDMENT OF THE
                 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

         The Board of Directors has approved, subject to stockholder approval, an amendment to the Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 1,500,000 shares to 1,800,000 shares. As of January 31, 1999, the Company had remaining 91,616 shares available for option grants pursuant to the Stock Option Plan. The Board of Directors believes that the Stock Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Stock Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

         The Board of Directors may amend or discontinue the Stock Option Plan at any time. Subject to certain provisions of the Stock Option Plan, no amendment of the Stock Option Plan, however, shall without stockholder approval:
(i) increase the maximum number of shares under the Stock Option Plan, (ii) decrease the minimum price, (iii) extend the maximum term, or (iv) modify the eligibility requirements for participation in the Stock Option Plan. The Board of Directors may not alter or impair any option or award previously granted under the Stock Option Plan without the consent of the holder of the option.

         Pursuant to the Stock Option Plan, executive officers, other full or part-time employees, consultants, directors (including directors who are not employees of the Company) or independent contractors of the Company may receive options to purchase Common Stock. The Stock Option Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Stock Option Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The Stock Option Plan also provides for grants of stock appreciation rights ("SARs"), restricted stock awards and performance awards. The Stock Option Plan is administered by the Compensation Committee.

         The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Stock Option Plan. The grant of an option is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the "employer"). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

         The tax consequences of the grant of an SAR are generally governed by
Section 83 of the Code. At the time an SAR is granted, an optionholder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

         The tax consequences of restricted stock and performance awards (collectively hereinafter referred to as "deferred awards") also are governed by
Section 83 of the Code. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section

83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if the Corporation properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

         Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such date.

         As of January 31, 1999, options to purchase an aggregate of 1,408,384 shares of Common Stock had been granted under the Stock Option Plan, including outstanding options granted to the executive officers named in the Summary Compensation Table above and as a group as follows: James W. Bullock (385,000); Frank J. Callaghan (85,000); Richard J. Omilanowicz (77,000); Andrew K. Balo (110,000); Graydon E. Beatty (40,000); executive officers as a group (852,000). Future grants of options and awards to executive officers and other employees under the Stock Option Plan are not determinable.

         The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN.

                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 1999. Ernst & Young LLP has served as the Company's independent accountants since 1993 and has no relationship with the Company other than that arising from its employment as independent accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

                               SOLICITATION OF PROXIES

         The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

                      PROPOSALS FOR THE 2000 ANNUAL MEETING

         In order to be eligible for inclusion in the Company's proxy solicitation materials for the 2000 Annual Meeting of Stockholders, any stockholder proposal to be considered at such meeting must be received at the Company's principal executive offices, 1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108, no later than December 28, 1999. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting no later than fifteen days following the day on which the notice of the 2000 Annual Meeting of Stockholders is mailed to stockholders. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                     GENERAL

         The Company's Annual Report for the fiscal year ended December 31, 1998 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

         The information set forth in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the SEC.

                                            By Order of the Board of Directors,

                                            James W. Bullock
                                            Secretary

April 26, 1999

                                            ENDOCARDIAL SOLUTIONS, INC.

                                       1999 ANNUAL MEETING OF STOCKHOLDERS

                                             THURSDAY, MAY 27, 1999
                                                    9:00 A.M.

                                                    IDS CENTER
                                                    50TH FLOOR
                                               701 MARQUETTE AVENUE
                                                 MINNEAPOLIS, MN






ENDOCARDIAL SOLUTIONS, INC.                                               PROXY
-------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints James W. Bullock and Leota L. Pearson proxies (each with the power to act alone and with the power of substitution), to vote, as designated below, all shares of Common Stock of Endocardial Solutions, Inc. which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of Endocardial Solutions, Inc. to be held on Thursday, May 27, 1999, at 9:00 a.m. local time, at the IDS Center (50th Floor), located at 701 Marquette Avenue, Minneapolis, Minnesota, and any adjournment thereof, and hereby revoke all former proxies.


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE,
     WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.








                    SEE REVERSE FOR VOTING INSTRUCTIONS

                                                                 --------------
                                                                  COMPANY #
                                                                  CONTROL #
                                                                 --------------




                --   PLEASE DETACH HERE   --




1. Election of directors:  01 Robert G. Hauser, M.D.  02 Steven R. LaPorte   / / Vote FOR all    / / Vote WITHHELD
                                                                                 nominees listed     from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,       -------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                              -------------------------------------------

2. Amendment of 1993 Long-Term Incentive and Stock Option Plan.                /  /  For   /  /  Against   /  / Abstain

3. In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSAL TWO.
---                                ---

Address Change? Mark Box   /  /
Indicate changes below:               Dated: _________________________, 1999

                                      ----------------------------------------

                                      ----------------------------------------
                                       Signature(s) in Box
                                      (If there are co-owners both must sign)

                                      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                      HEREON. JOINTLY OWNED SHARES WILL BE
                                      VOTED AS DIRECTED IF ONE OWNER SIGNS
                                      UNLESS ANOTHER OWNER INSTRUCTS TO THE
                                      CONTRARY, IN WHICH CASE THE SHARES WILL
                                      NOT BE VOTED. IF SIGNING IN A
                                      REPRESENTATIVE CAPACITY, PLEASE INDICATE
                                      TITLE AND AUTHORITY.